Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares U.S. ETF Trust of our reports dated December 22, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in iShares U.S. ETF Trust’s Certified Shareholder Reports on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 20, 2026

Appendix A

iShares U.S. ETF Trust

1.	iShares Bloomberg Roll Select Commodity Strategy ETF
2.	iShares GSCI Commodity Dynamic Roll Strategy ETF
3.	iShares Inflation Hedged Corporate Bond ETF
4.	iShares Interest Rate Hedged Corporate Bond ETF
5.	iShares Interest Rate Hedged High Yield Bond ETF
6.	iShares Interest Rate Hedged Long-Term Corporate Bond ETF
7.	iShares Interest Rate Hedged U.S. Aggregate Bond ETF
8.	iShares Short Duration Bond Active ETF
9.	iShares Short Maturity Municipal Bond Active ETF
10.	iShares Transition-Enabling Metals ETF
11.	iShares Ultra Short Duration Bond Active ETF

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